Exhibit 99.1

PRESS RELEASE

CareDx Appoints John W. Hanna as its New President and Chief Executive Officer

BRISBANE, CA, April 16, 2024 – CareDx, Inc. (Nasdaq: CDNA) – The Transplant Company™ – a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients – has appointed John W. Hanna as its new President and Chief Executive Officer and member of the Company’s Board of Directors, effective April 15, 2024.

“John is an outstanding leader with a proven track record of building high-performing teams that deliver consistent results. With extensive experience in the molecular diagnostics and life sciences tools industries, John is the right executive to bring strategic leadership to CareDx to propel the company forward and capitalize on future growth opportunities,” said Michael Goldberg, CareDx Board Chairperson. “The Board and I have full confidence in John’s ability, rooted in his passion for advancing innovative technologies that improve patient outcomes, to build on our strong foundation.”

“I am thrilled to join this exceptional team and Board of Directors of CareDx in improving the lives of transplant patients worldwide. CareDx provides hope to patients and their families that they can live fulfilling lives knowing that we support them at every step of their journey,” said John Hanna, CareDx President and CEO. “I look forward to working closely with the talented individuals at CareDx and the transplant clinical community to harness our culture of scientific rigor and evidence generation in driving further adoption of our existing and pipeline products. My goal is to achieve sustainable and profitable growth from our existing portfolio while also charting a path for future growth through new innovations.”

Hanna brings to CareDx over two decades of executive leadership at the intersection of new technology development and revenue growth in the molecular diagnostics and life sciences tools industries. Hanna previously served as Chief Executive Officer of Apton Biosystems, Inc., where he led the development of a high throughput next-generation sequencing (NGS) platform for liquid biopsy and other clinical applications. The company was acquired by Pacific Biosciences of California, Inc. in August 2023, where he served as Vice President of Corporate Development. Hanna previously spent ten years at Veracyte, Inc., an oncology diagnostics company in the fields of thyroid, lung, breast, and prostate cancer, where he held numerous roles including Chief Commercial Officer and Vice President of Marketing. Prior to Veracyte, Hanna held leadership roles at Humana and IBM.

About CareDx – The Transplant Company

CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements related to CareDx, Inc., including statements regarding the CEO. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to general economic and market factors and the other risks discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed by CareDx with the SEC on February 28, 2024 and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CareDx, Inc.

Media Relations

Anna Czene

818-731-2203

aczene@caredx.com

Investor Relations

Greg Chodaczek

investor@caredx.com